Exhibit 99.1

FOR IMMEDIATE RELEASE

ICO Global Communications Announces

Fully Backstopped $30 Million Rights Offering and

Adoption of Tax Benefits Preservation Plan

Reston, VA., (Business Wire) February 1, 2010 – ICO Global Communications (Holdings) Limited (NASDAQ: ICOG) (“ICO” or the “Company”) announced today that its Board of Directors has approved a rights offering to its stockholders to raise approximately $30 million through the issuance of new Class A common stock and adopted a Tax Benefits Preservation Plan in order to raise capital while preserving substantial existing and potential tax losses.

“The actions taken by our Board are aimed at achieving two key objectives. First, we have secured commitments for capital that we believe should be adequate to fund our efforts for at least the next two years. Second, we have structured the capital raise and adopted a Tax Benefits Preservation Plan in a manner intended to minimize inadvertent negative impacts on the preservation of our substantial tax losses that could result from significant changes in our stockholder base,” said ICO chairman and acting chief executive officer Ben Wolff.

Rights Offering

In the rights offering, each holder of the Company’s Class A common stock and Class B common stock as of 5:00 p.m., New York City time, on February 8, 2010, the record date for the rights offering, will receive one non-transferrable subscription right for each share of Class A common stock and one non-transferrable subscription right for each share of Class B common stock held by such holder. Each non-transferrable subscription right will entitle the holder thereof to purchase approximately 0.2057 of a share of the Company’s Class A common stock at a subscription price of $0.70 per share.

The rights offering will be conducted via an existing effective shelf registration statement. An aggregate of approximately 208,530,376 subscription rights will be distributed for the purchase of up to approximately 42,870,000 shares of the Company’s Class A common stock. The subscription rights are not transferable and will be evidenced by subscription rights certificates. The Company will mail rights offering materials, including a prospectus supplement and a subscription rights certificate, on or about February 17, 2010 to its stockholders as of the record date. The rights may be exercised at any time prior to 5:00 p.m., New York City time, on March 9, 2010, the scheduled expiration of the rights offering.

Each of Eagle River Partners, LLC (“ERP”) , certain accounts managed by Highland Capital Management, L.P. (collectively, “Highland Capital”) and Harbinger Capital Partners Masters Fund I, Ltd. (“Harbinger”), each an existing stockholder or an affiliate thereof, has agreed to acquire from the Company, at the same subscription price of $0.70 per share, any shares of Class A common stock that are not purchased by the Company’s other stockholders in the rights offering, subject to certain conditions. The maximum commitment accepted by ERP, Highland Capital and Harbinger is $17.25 million, $8.5 million and $4.25 million, respectively. The Company arranged for these standby purchasers to ensure that it will raise approximately $30 million from the rights offering, subject to the closing of the standby purchase transactions, to fund its ongoing operations. The securities to be purchased by ERP, Highland Capital and Harbinger will be purchased in a private placement with the shares subsequently registered for resale.

The proceeds from the rights offering are currently expected to be used for ongoing operational expenses. The Company also may use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies, as well as for capital expenditures. Pending these uses, the Company expects to invest the net proceeds in short-term, investment-grade securities. The Company’s Board of Directors has the option to extend the period for exercising the subscription rights pursuant to the rights offering, and reserves the right to cancel the rights offering, or to amend or modify the terms of the rights offering, at any time for any reason.

Tax Benefits Preservation Plan

The Tax Benefits Preservation Plan (“Tax Benefits Plan”) adopted by the Company’s Board of Directors is designed to preserve stockholder value and the value of certain tax assets primarily associated with net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code (“Section 382”).

The Company has substantial existing and potential NOLs, and under the Internal Revenue Code and the Treasury Regulations issued thereunder, it may “carry forward” these losses in certain circumstances to offset any current and future income and thus reduce its federal income tax liability, subject to certain restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset for the Company. However, the Company’s ability to use its NOLs would be limited if there was an “ownership change” under Section 382. This would occur if stockholders owning (or deemed under Section 382 to own) 5% or more of the Company’s securities increase their collective ownership of the aggregate amount of the Company’s then-outstanding securities by more than 50 percentage points over a three-year period.

The Tax Benefits Plan was adopted to reduce the likelihood of an unintended “ownership change” occurring under Section 382 in an effort to help preserve the Company’s ability to utilize fully its NOLs to reduce potential future federal income tax obligations. However, the Tax Benefits Plan cannot provide certainty that an “ownership change” will not occur or that the Company will be able to utilize its tax benefits. The Tax Benefits Plan will terminate if Section 382 (and any successor statute) is repealed and the Company’s Board of Directors determines the Plan is no longer necessary for the preservation of tax benefits.

In connection with the Tax Benefits Plan, the Company has declared a dividend of one Class A Right for each outstanding share of its Class A common stock and one Class B Right for each outstanding share of its Class B common stock, to stockholders of record at the close of business on February 8, 2010. Any person or group that acquires beneficial ownership of 4.9% or more of the Company’s then-outstanding securities (including interests that would be treated as stock under Section 382) without the approval of the Company’s Board of Directors (an “Acquiring Person”) could be subjected to significant dilution of its holdings. However, any person holding beneficial ownership of 4.9% or more of the Company’s securities as of the close of business on January 29, 2010 will not trigger the Tax Benefits Plan so long as such person does not (i) acquire beneficial ownership of additional securities constituting one-half of one percent (0.5%) or more of the Company’s securities outstanding as of January 29, 2010 (as adjusted to reflect any stock splits, subdivisions and the like), or (ii) fall under 4.9% beneficial ownership of the Company’s securities and then re-acquire beneficial ownership of 4.9% or more of the Company’s securities. The Board of Directors may exempt certain persons whose acquisition of securities is determined by the Board to not jeopardize the Company’s tax benefits or to otherwise be in the best interest of the Company and its stockholders, and may also deem certain persons not to be Acquiring Persons. The Board of Directors also may exempt certain transactions. The rights offering described above is deemed to be an exempt transaction under the Tax Benefits Plan.

The Tax Benefits Plan will continue in effect until January 29, 2020, unless it is terminated or redeemed earlier by the Board of Directors.

Additional information regarding the Tax Benefits Plan will be contained in a Form 8-K and in a Registration Statement on Form 8-A that the Company is filing with the Securities and Exchange Commission.

About ICO

ICO Global Communications (Holdings) Limited is a next-generation satellite communications company. ICO’s satellites are capable of supporting voice and data services to mobile, portable and fixed devices. ICO is based in Reston, Virginia and Bellevue, Washington.

Safe Harbor Statement

This press release contains forward-looking statements, including but not limited to statements regarding the proceeds from the rights offering being sufficient to fund ICO’s operations for the next couple of years, ICO’s ability to preserve stockholder value and the value of tax assets, ICO’s ability to utilize NOLs to offset federal income tax obligations, the commencement and completion of the rights offering, and the use of proceeds from the rights offering. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “plan,” “potential,” or “continue,” the negative of such terms or other comparable terminology. The forward-looking statements relate to future events or future financial performance and involve risks and uncertainties that could cause actual results to differ materially from ICO’s expected results. More information about risks is contained in ICO’s most recent Annual Report on Form 10-K and its other filings with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release speak as of the date hereof, and ICO undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:

Christopher Doherty

ICO Global Communications

703-964-1414

christopher.doherty@ico.com

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made by means of a prospectus supplement to the prospectus dated July 3, 2008 set forth in the Company’s Registration Statement on Form S-3 (File No. 333-152100).

For more information regarding the rights offering or to request copies of the prospectus supplement relating to the rights offering when it becomes available, you may contact BNY Mellon Shareowner Services at (866) 289-2089. Copies of the prospectus supplement, when available, will be available for viewing on the website of the U.S. Securities and Exchange Commission located at www.sec.gov.

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